Exhibit 99.1

Investors: Scott Wenhold
Graphic Packaging Holding Company
770-644-3062

Media: Lois Becton
Graphic Packaging Holding Company
770-644-3515

Graphic Packaging Corporation and Altivity Packaging, LLC Complete Combination

     Marietta, Georgia — March 10, 2008 — Graphic Packaging Holding Company (NYSE:GPK) announced today that it has completed its previously announced combination of Graphic Packaging Corporation and Altivity Packaging, LLC. Graphic Packaging Holding Company had pro forma revenues of approximately $4.4 billion and will be a leading provider of paperboard packaging solutions to the food, beverage and consumer products industries.

     Commencing tomorrow, the common stock of Graphic Packaging Holding Corporation will trade on the New York Stock Exchange under the ticker symbol “GPK”. The new company’s headquarters are located in Marietta, Georgia but a significant presence will be retained in Chicago, where Altivity maintained its headquarters.

     The transaction brings together two of the most progressive paperboard packaging companies to create a new leader in the global packaging market. The new company has a significantly expanded product portfolio, market reach, and technology capabilities to provide innovative packaging solutions in the folding carton, flexible packaging, label multi-wall bag and specialty bag markets, as well as high quality paperboard, inks and packaging machinery to the food, beverage and consumer product sectors worldwide.

     “I am very excited to have closed the transaction that we announced in July 2007, and to begin the implementation of the integration plan which will enable us to achieve the $90 million in annual gross synergies we identified at the beginning of this process. The integration teams are already in place and at work,” said David W. Scheible, President and Chief Executive Officer of Graphic Packaging Holding Company. “Although we will be required to divest two coated-recycled board (CRB) mills, we expect that these divestitures will have an immaterial impact on EBITDA and no impact on our ability to achieve the $90 million in synergies by 2012 with two-thirds of this being realized by 2010.”

     The combination of Graphic Packaging and Altivity creates a company with pro-forma 2007 revenues of over $4.4 billion and pro-forma 2007 Adjusted EBITDA of approximately $553 million. Such pro-forma 2007 Adjusted EBITDA reflects an adjustment for one-time, non-recurring Altivity charges of approximately $30 million. Graphic Packaging achieved approximately $46 million of cost savings in 2007 with top line growth of approximately 4.3%. Altivity achieved over $50 million of standalone cost reductions, while growing its top line by almost 3%. The new company will be led by a combined management team with a strong track record of successfully integrating businesses and achieving performance targets. “I am very encouraged by the 2007 results of both companies as it gives us a solid base from which to build. We are confident that we can achieve not only the synergies arising from the combination, but also on-going operational cost reductions,” said Scheible.

     “This transaction creates an attractive combination of our packaging strengths and high quality assets. It increases customer diversification, strengthens our market position, and achieves better operational and financial results through economies of scale and operating efficiencies,” said Scheible.

Information Concerning Forward-Looking Statements

     Certain statements of expectations, including but not limited to, statements regarding the listing and trading of Graphic Packaging Holding Company’s common stock, the effect of the consummation of the combination of Graphic Packaging Corporation and Altivity Packaging, LLC, the effect of the divestitures, and the achievement of synergies and on-going cost reductions in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operational and financial information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, unexpected delays in the listing of Graphic Packaging Holding Company’s common stock and the Company’s ability to implement its integration plan and other business strategies. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.

About Graphic Packaging Holding Company

     Graphic Packaging Holding Company (NYSE:GPK), headquartered in Marietta, Georgia, is a leading provider of paperboard packaging solutions for a wide variety of products to food, beverage and other consumer products companies. Additionally, the company is one of the largest producers of folding cartons and holds a leading market position in coated-recycled boxboard and specialty bag packaging. The company’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products is available on the company’s web site at http://www.graphicpkg.com.